AMENDMENT NO. 2
                                     TO THE
                              DECLARATION OF TRUST
                                       OF

                        AMERICAN CENTURY INVESTMENT TRUST

                              Effective May 1, 1998

         WHEREAS, Section 5(a) of Article III of the Declaration of Trust provides that the Trustees may establish and designate a new Series of Shares or class of a Series to be effective upon execution by a majority of the Trustees of an instrument setting forth the new names;

         WHEREAS, the Trustees have determined that it is appropriate and in the interests of the Trust to establish a new class of Series of Shares to be designated as "American Century - Benham Prime Money Market Fund--Advisor Class";

         RESOLVED, that Article III, Section 8 of the Declaration of Trust for the American Century Government Income Trust is hereby amended as follows:

                  Section 8. Trustees'  Establishment and Designation of Series.
                  --------------------------------------------------------------
         The Board of Trustees hereby establishes and designates American Century--Benham Prime Money Market Fund as Series of the Trust with the relative rights and preferences as described in Section 6 of Article
         III. The fund shall further be divided into two classes: Investor Class and Advisor Class, and have such rights and preferences as indicated for such classes in the Multiple Class Plan.

         RESOLVED FURTHER, that the assets and liabilities of the Trust shall be allocated among the series of the Trust as set forth in Article III, Section 6 of the Declaration of Trust.

Trustees of the Benham Government Income Trust

/s/ Albert A. Eisenstat                   5/1/98            /s/ Kenneth E. Scott                      5/1/98
----------------------------------------  -------------     ----------------------------------------  ------
Albert A. Eisenstat*                      Date              Kenneth E. Scott*                         Date

/s/ Ronald J. Gilson                      5/1/98            /s/ Isaac Stein                           5/1/98
----------------------------------------  -------------     ----------------------------------------  ------
Ronald J. Gilson*                         Date              Isaac Stein*                              Date

/s/ William M. Lyons                      5/1/98            /s/ James E. Stowers III                  5/1/98
----------------------------------------  -------------     ----------------------------------------  ------
William M. Lyons*                                           James E. Stowers III*                     Date

/s/ Myron S. Scholes                      5/1/98            /s/ Jeanne D. Wohlers                     5/1/98
----------------------------------------  -------------     ----------------------------------------  ------
Myron S. Scholes*                         Date              Jeanne D. Wohlers*                        Date


*By:   /s/Douglas A. Paul                                                                 Date:  May 1, 1998
       -------------------------------------------------------------------------
       Douglas A. Paul, Esq.
       Pursuant to Power of Attorney dated January 15, 1998